UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

October 3, 2007

MACROCHEM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-13634 (Commission file number)	04 2744744 (IRS employer identification number)

40 Washington Street, Suite 220, Wellesley Hills, MA 02481
(Address of Principal Executive Offices) (Zip Code) Registrant’s telephone number, including area code: (781) 489-7310

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

As previously disclosed, in July 2007, MacroChem entered into an option agreement (the “Option”) with Genaera Corporation pursuant to which MacroChem paid $250,000 for an option to acquire exclusive worldwide license rights for drug uses of pexiganan, a novel, small peptide anti-infective for topical treatment of patients with mild diabetic foot infection, from Genaera Corporation pursuant to a license agreement (the “License Agreement”). On October 3, 2007, MacroChem exercised the Option and entered into the License Agreement thereby acquiring the exclusive worldwide license rights for the drug uses of pexiganan.

The terms of the License Agreement (such as the representations and warranties) are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the subject matter of the License Agreement. The License Agreement contains representations and warranties of MacroChem and Genaera Corporation made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligations under the License Agreement and may be subject to important limitations and qualifications as set forth therein, including a contractual standard of materiality different from that generally applicable under federal securities laws.

The above summary is not intended to be complete and is qualified in its entirety by reference to the detailed provisions in the License Agreement attached as Exhibit A to the Option filed as Exhibit 10.1 to MacroChem’s Current Report on Form 8-K filed on July 10, 2007, which is incorporated by reference herein.

A copy of the press release issued by MacroChem in connection with the Option exercise is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1

License Agreement by and between MacroChem Corporation and Genaera Corporation, incorporated by reference to Exhibit A of the Option filed as Exhibit 10.1 to our Current Report on Form 8-K dated July 10, 2007 (File No. 0-13634).

99.1	Press release announcing the Genaera License Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROCHEM CORPORATION
Dated: October 10, 2007	By	/s/ Bernard R. Patriacca
	Name:	Bernard R. Patriacca
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

99.1	Press release announcing the Genaera License Agreement.